Axogen, Inc. Reports 2021 First Quarter Financial Results

ALACHUA and TAMPA, FL – May 5, 2021 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today reported financial results and business highlights for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Results and Business Highlights
•Net revenue was $31.0 million during the quarter, a 28% increase compared to first quarter 2020 revenue of $24.3 million.
•Gross margin was 83.3% for the quarter, compared to 80.1% in the first quarter of 2020.
•Net loss for the quarter was $6.7 million, or $0.16 per share, compared to a net loss of $8.2 million, or $0.21 per share, in the first quarter of 2020.
•Adjusted net loss was $3.1 million for the quarter, or $0.08 per share, compared with adjusted net loss of $7.6 million, or $0.19 per share, in the first quarter of 2020.
•Adjusted EBITDA loss was $1.9 million for the quarter, compared to an adjusted EBITDA loss of $7.6 million in the first quarter of 2020.
•The balance of cash, cash equivalents, and investments on March 31, 2021 was $97.2 million, compared to a balance of $110.8 million on December 31, 2020.

“I am pleased with our first quarter performance,” commented Karen Zaderej, chairman, CEO, and president of Axogen, Inc. “Surgeon demand for our products remains strong, supported by our substantial investment in clinical studies over the past decade. These studies continue to generate meaningful evidence, driving further surgeon adoption and reinforcing our confidence in the long-term growth potential of our business.”

Additional Operational and Business Highlights
•Active accounts in the first quarter were 919, an 11% increase compared to 825 in the first quarter a year ago, and revenue from the top 10% of our active accounts continued to represent approximately 35% of total revenue in the quarter.
•Ended the quarter with 106 direct sales representatives, compared to 108 currently, 111 at year end, and 109 one year ago.
•Ended the quarter with 157 peer-reviewed clinical publications featuring Axogen’s nerve repair product portfolio.
•Reinitiated clinical study activities for the Rethink PainTM and Sensation-NOW® registries and are actively engaged in six sponsored studies currently enrolling across our four primary market applications.

2021 Financial Guidance
Management is reinitiating financial guidance and believes that full-year 2021 revenue will be in the range of $133 million to $136 million. Additionally, full-year 2021 gross margin is expected to remain above 80%.

Conference Call
The Company will host a conference call and webcast for the investment community today at 4:30 p.m. ET. Investors interested in participating by phone are invited to call toll free at 1-877-407-0993 or use the direct dial-in number 1-201-689-8795. Those interested in listening to the conference call live via the Internet can do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link on the Investors home page.

Following the conference call, a replay will be available on the Company’s website at www.axogeninc.com under Investors.

About Axogen
Axogen (AXGN) is the leading company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven, and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive® Soft Tissue Membrane, a processed human umbilical cord intended for surgical use as a resorbable soft tissue barrier. The Axogen portfolio of products is available in the United States, Canada, Germany, United Kingdom, Spain, South Korea, and several other countries.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans.

Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements related to the expected impact of COVID-19 on our business, statements regarding our growth, our 2021 financial guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our assessment of our internal controls over financial reporting, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are and will be subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements contained in this press release should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as other risks and cautionary statements set forth in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense and litigation and related expenses. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense and litigation and related expenses from Net Loss and Net Loss Per Common Share - basic and diluted, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Axogen’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contact:
Axogen, Inc.
Peter J. Mariani, Executive Vice President and Chief Financial Officer
InvestorRelations@AxogenInc.com

## AXOGEN, INC.
## CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
### Three Months ended March 31, 2021 and 2020
### (In Thousands)
### (unaudited)

| | Three Months Ended | |
|---|---|---|
| | Mar 31, 2021 | Mar 31, 2020 |
| **Revenues** | $ 31,037 | $ 24,261 |
| **Cost of goods sold** | 5,172 | 4,816 |
| **Gross profit** | 25,865 | 19,445 |
| **Costs and expenses:** | | |
| Sales and marketing | 17,973 | 17,838 |
| Research and development | 5,748 | 4,614 |
| General and administrative | 8,364 | 5,502 |
| **Total costs and expenses** | 32,085 | 27,954 |
| **Loss from operations** | (6,220) | (8,509) |
| **Other income (expense):** | | |
| Interest income | 34 | 311 |
| Interest expense | (444) | (31) |
| Other income (expense) | (30) | 37 |
| **Total other income (expense)** | (440) | 317 |
| **Net loss** | $ (6,660) | $ (8,192) |
| Weighted average common shares outstanding – basic and diluted | 40,706 | 39,698 |
| Loss per common share – basic and diluted | $ (0.16) | $ (0.21) |
| **Adjusted net loss - non GAAP** | (3,129) | (7,636) |
| Adjusted net loss per common share - basic and diluted | $ (0.08) | $ (0.19) |

## AXOGEN, INC.
## RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
### Three Months ended March 31, 2021 and 2020
### (In Thousands)
### (unaudited)

| | Three Months Ended | |
|---|---|---|
| | Mar 31, 2021 | Mar 31, 2020 |
| **Net loss** | $ (6,660) | $ (8,192) |
| Depreciation and amortization expense | 818 | 343 |
| Investment income | (34) | (311) |
| Income tax | (5) | (10) |
| Interest expense | 444 | 31 |
| **EBITDA - non GAAP** | $ (5,437) | $ (8,139) |
| Non cash stock compensation expense | $ 2,694 | $ 556 |
| Litigation and related costs | 837 | — |
| **Adjusted EBITDA - non GAAP** | $ (1,906) | $ (7,583) |
| **Net loss** | $ (6,660) | $ (8,192) |
| Non cash stock compensation expense | 2,694 | 556 |
| Litigation and related costs | 837 | — |
| **Adjusted Net Loss - non GAAP** | $ (3,129) | $ (7,636) |
| **Weighted average common shares outstanding – basic and diluted** | $ (0.16) | $ (0.21) |
| Non cash stock compensation expense | 0.07 | 0.01 |
| Litigation and related costs | 0.02 | - |
| **Adjusted net loss per common share - basic and diluted** | $ (0.08) | $ (0.19) |